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                                                                   EXHIBIT 2.1

                            AGREEMENT AND PLAN OF MERGER

                                         OF

                                  BARRA (DE), INC.
                              (A DELAWARE CORPORATION)
                                        AND

                                    BARRA, INC.
                             (A CALIFORNIA CORPORATION)

     THIS AGREEMENT AND PLAN OF MERGER dated as of August 5, 1998 (this "Agreement"), is between BARRA (DE), Inc., a Delaware corporation ("BARRA Delaware"), and BARRA, Inc., a California corporation ("BARRA California"), BARRA Delaware and BARRA California are sometimes referred to herein as the "Constituent Corporations."

                                       RECITALS

     A. BARRA California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of Fifty Million (50,000,000) shares. The number of shares of preferred stock authorized to be issued is Ten Million (10,000,000), no par value. The number of shares of common stock authorized to be issued is Forty Million (40,000,000), no par value (the "BARRA California Common Stock").

     B. BARRA Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has a total authorized capital stock of Eighty Five Million (85,000,000) shares. The number of shares of preferred stock authorized to be issued is Ten Million (10,000,000), par value $.0001 per share. The number of shares of common stock authorized to be issued is Seventy Five Million (75,000,000), par value $.0001 per share (the "BARRA Delaware Common Stock").

     C. The Board of Directors of BARRA California has determined that, for the purpose of effecting the reincorporation of BARRA California in the State of Delaware, it is advisable and in the best interests of BARRA California that BARRA California merge with and into BARRA Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of BARRA Delaware and BARRA California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     E.   BARRA Delaware is a wholly-owned subsidiary of BARRA California.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, BARRA Delaware and BARRA California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                      I. MERGER

     1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the General Corporation Law of the State of California, BARRA California shall be merged with and into BARRA Delaware (the "Merger"), the separate existence of BARRA California shall cease and BARRA Delaware

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shall be, and is herein sometimes referred to as, the "Surviving Corporation,"
and the Surviving Corporation shall be renamed BARRA, Inc..

     1.2 FILING AND EFFECTIVENESS. The Merger shall not become effective until the following actions shall be completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of BARRA California and the sole stockholder of BARRA Delaware in accordance with the requirements of the Delaware General Corporation Law and the General Corporation Law of the State of California;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (d) An executed counterpart of this Agreement, together with any and all other necessary documents and instruments meeting the requirements of the General Corporation Law of the State of California, shall have been filed with the Secretary of State of the State of California.

     This Agreement and the Merger shall become effective upon the filing of an executed Certificate of Merger or an executed counterpart of this Agreement with the Secretary of State of the State of Delaware (the "Effective Date").

          1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of BARRA California shall cease and BARRA Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and BARRA California's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of BARRA California in the manner more fully set forth in Section 259 of the General Corporation Law of the State of Delaware, (iv) shall continue to be subject to all of the debts, liabilities and obligations of BARRA Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of BARRA California in the same manner as if BARRA Delaware had itself incurred them, all as more fully provided under the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California.

                    II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1  CERTIFICATE OF INCORPORATION. Except as otherwise provided in
Section 1.1, the Certificate of Incorporation of BARRA Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 BYLAWS. The Bylaws of BARRA Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 DIRECTORS AND OFFICERS. (a) Pursuant to the Certificate of Incorporation and the Bylaws of the Surviving Corporation, the Board of Directors of the Surviving Corporation shall consist of six (6) members.

     The directors of BARRA California immediately prior to the Effective Date of the Merger shall become the directors of the Surviving Corporation and such individuals shall serve as directors of the Surviving Corporation on and after the Effective Date until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                         2
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     (b)  The officers of BARRA California immediately prior to the Effective
Date of the Merger shall become the officers of the Surviving Corporation on and after the Effective Date until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                          III. MANNER OF CONVERSION OF STOCK

     3.1 BARRA CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of BARRA California Common Stock issued and outstanding immediately prior thereto shall by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of BARRA Delaware Common Stock.

     3.2 BARRA DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of BARRA Delaware Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by BARRA Delaware, the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

     3.3  BARRA CALIFORNIA OPTIONS, WARRANTS AND STOCK PURCHASE RIGHTS.

     (a)Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue all of BARRA California's stock option and purchase plans in existence at the Effective Date, including but not limited to the BARRA, Inc. Stock Option Plan, the BARRA, Inc. 1996 Employee Stock Purchase Plan, the BARRA, Inc. Directors Option Plan and the 401(k) Employee Savings Plan.

     (a) Each outstanding and unexercised option, warrant or other right to purchase shares of BARRA California Common Stock shall become an option, warrant or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of BARRA Delaware Common Stock for each share of BARRA California Common Stock issuable pursuant to any such option, warrant or stock purchase right on the same terms and conditions and at an exercise price per share equal to the exercise price per share applicable to any such BARRA California option, warrant or stock purchase right at the Effective Date of the Merger. A number of shares of BARRA Delaware Common Stock shall be reserved for issuance upon the exercise of options, warrants and stock purchase rights equal to the number of shares of BARRA California Common Stock so reserved immediately prior to the Effective Date of the Merger.

     3.4 EMPLOYEE BENEFIT PLANS. On the Effective Date, the Surviving Corporation shall assume all obligations of BARRA California under any and all employee benefit plans in effect as of the Effective Date with respect to which employee rights or accrued benefits are outstanding as of such time, including, but not limited to, the BARRA, Inc. Stock Option Plan, the BARRA, Inc. 1996 Employee Stock Purchase Plan, the BARRA, Inc. Directors Option Plan, the Rogers, Casey & Associates, Inc. 1992 Stock Option Plan and the 401(k) Employee Savings Plan. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger.

     3.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of BARRA California Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of BARRA Delaware Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of BARRA California Common Stock shall be deemed for all purposes to represent the number of shares of BARRA Delaware Common Stock into which such shares of BARRA California Common Stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any

                                         3
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voting and other rights with respect to and to receive dividends and other distributions upon the shares of BARRA Delaware Common Stock represented by such outstanding certificate as provided above.

     Each certificate representing BARRA Delaware Common Stock so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates representing shares of BARRA California Common Stock so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of BARRA Delaware Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of BARRA Delaware that such tax has been paid or is not payable.

     No action need be taken by holders of BARRA California Common Stock to exchange their certificates for shares of BARRA Delaware Common Stock; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares of BARRA California Common Stock will automatically represent an equal number of shares of BARRA Delaware Common Stock upon the Effective Date of the Merger.

                                     IV. GENERAL

     4.1 COVENANTS OF BARRA DELAWARE. BARRA Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          4.1.1 Qualify to do business as a foreign corporation in the State of California and each other jurisdiction in which BARRA California is qualified to do business in such jurisdiction.

          4.1.2 File any and all documents with the California Franchise Tax Board necessary for the assumption by BARRA Delaware of all of the franchise tax liabilities of BARRA California.

          4.1.3 Take such other actions as may be required by the General Corporation Law of the State of California.

     4.2 FURTHER ASSURANCES. From time to time, as and when required by BARRA Delaware or by its successors or assigns, there shall be executed and delivered on behalf of BARRA California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by BARRA Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of BARRA California and otherwise to carry out the purposes of this Agreement, and the officers and directors of BARRA Delaware are fully authorized in the name and on behalf of BARRA California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either BARRA California or of BARRA Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of BARRA California.

     4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholder or shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the

                                         4
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Surviving Corporation to be effected by the Merger or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

     4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle and the registered agent of the Surviving Corporation at such address is The Corporation Trust Company.

     4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 2100 Milvia Street, Berkeley, California 94704, and copies thereof will be furnished to any stockholder or shareholder of either Constituent Corporation, upon request and without cost.

     4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the General Corporation Law of the State of California.

     4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Boards of Directors of BARRA (DE), Inc., a Delaware corporation, and BARRA, Inc., a California corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                              BARRA (DE), INC.,
                              a Delaware corporation

                              By: /s/ Andrew Rudd
                                 ------------------------

ATTEST:
Maria Hekker
---------------------------

                              BARRA, INC.,
                              a California corporation

                              By: /s/ Andrew Rudd
                                 --------------------------

ATTEST:
Maria Hekker
---------------------------

                              [COUNTERPART SIGNATURE PAGE
                              TO AGREEMENT AND PLAN OF MERGER]

                                         6



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                         CERTIFICATE OF APPROVAL OF MERGER

                             BY OFFICERS OF BARRA, INC.

     The undersigned, Andrew Rudd and Maria Hekker, hereby certify that:

     1. They are the Chairman of the Board and Secretary, respectively, of BARRA, Inc., a California corporation (the "Company").

     2. This Certificate is attached to the Agreement and Plan of Merger in the form duly approved by the Board of Directors of the Company and duly executed on behalf of the Company providing for the merger (the "Merger") of the Company with and into BARRA (DE), Inc., a Delaware corporation.

     3. This corporation has two authorized classes of shares, which are designated as Common Stock and Preferred Stock. The number of outstanding shares of each class entitled to vote upon the Merger is 13,077,061 shares of Common Stock and no shares of Preferred Stock.

     4. The terms of the Agreement and Plan of Merger in the form attached to this Certificate were duly approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which equaled or exceeded the vote required. There are no shares of Preferred Stock outstanding.

     5. The percentage vote required for such approval was more than 50% of the outstanding shares of each class of shares.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 5th day of August, 1998 in Berkeley, California. The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

                                        /s/ Andrew Rudd
                                   ------------------------------------
                                   Andrew Rudd, Chairman of the Board


                                       /s/ Maria Hekker
                                   ------------------------------------
                                   Maria Hekker, Secretary

                         CERTIFICATE OF APPROVAL OF MERGER

                          BY OFFICERS OF BARRA (DE), INC.

     The undersigned, Andrew Rudd and Maria Hekker, hereby certify that:

     1. They are the President and Secretary, respectively, of BARRA (DE), Inc., a Delaware corporation (the "Company").

     2. This Certificate is attached to the Agreement and Plan of Merger in the form duly approved by the Board of Directors of the Company and duly executed on behalf of the Company providing for the merger (the "Merger") of BARRA, Inc., a California corporation, with and into the Company.

     3. This corporation has two authorized classes of shares, which are designated as Common Stock and Preferred Stock. The number of outstanding shares of each class entitled to vote upon the Merger is 100 shares of Common Stock and no shares of Preferred Stock.

     4. The terms of the Agreement and Plan of Merger in the form attached to this Certificate were duly approved by the holders of 100% of the outstanding shares of Common Stock of the Company, which equaled or exceeded the vote required. There are no shares of Preferred Stock outstanding.

     5. The percentage vote required for such approval was more than 50% of the outstanding shares of each class of shares.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certificate this 5th day of August, 1998 in Berkeley, California. The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.


                                        /s/ Andrew Rudd
                                   ------------------------------------
                                   Andrew Rudd, President


                                       /s/ Maria Hekker
                                   ------------------------------------
                                   Maria Hekker, Secretary

                               CERTIFICATE OF MERGER

                                      MERGING

                                    BARRA, INC.

                                   WITH AND INTO

                                  BARRA (DE), INC.

     It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

          (i) BARRA, Inc. ("BARRA California"), which is incorporated under the laws of the State of California; and

          (ii) BARRA (DE), Inc. ("BARRA Delaware"), which is incorporated under the laws of the State of Delaware.

     2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the Sate of Delaware, to wit by BARRA California in accordance with the laws of the State of California and by BARRA Delaware in the same manner as provided in Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is BARRA (DE), Inc., which will continue its existence as said surviving corporation under the name BARRA, Inc. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The Certificate of Incorporation of BARRA (DE), Inc. is to be amended and changed by reason of the merger herein certified by striking out article I thereof, relating to the name of said surviving corporation, and by substituting in lieu thereof the following article:

     "                        I

          The name of this corporation is BARRA, Inc. (the "Corporation")."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

     BARRA, Inc.
     2100 Milvia Street
     Berkeley, California 94704

     6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request and without cost, to any stockholder of any of the aforesaid constituent corporations.

     7. The authorized capital stock of BARRA California consists of 40,000,000 shares of Common Stock without par value and 10,000,000 shares of Preferred Stock without par value.

     8. The merger herein certified shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, BARRA (DE), Inc. has caused this Certificate of Merger to be executed in its corporate name this 14th day of August, 1998.

                              BARRA (DE), INC.



                              By:  /s/ Andrew Rudd
                                 ----------------------------
                              Name:    Andrew Rudd
                                    ----------------------------
                              Title:   Chief Executive Officer and President
                                     ------------------------------------------